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                                                                    EXHIBIT 23.2

                   CONSENT OF TOWNSEND AND TOWNSEND AND CREW

    This will confirm our consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Affymetrix, Inc. for the registration of 1,500,000 shares of its common stock.

                                          TOWNSEND and TOWNSEND and CREW LLP

                                          /s/ DANIEL J. FURNISS

                                          Daniel J. Furniss

                                          Partner

Palo Alto, California

Friday, October 17, 1997